Filed pursuant to
                                                                  Rule 424(b)(3)
                                                                Registration No.
                                                                       333-28821

                    SUPPLEMENT NO. 1 DATED SEPTEMBER 22, 1998
                        TO PROSPECTUS DATED JUNE 20, 1997

     This Prospectus Supplement supplements information contained in that certain Prospectus of Gum Tech International, Inc. (the "Company") dated June 20, 1996 (the "Prospectus") relating to the potential sale from time to time of up to 1,152,632 shares of the Company's Common Stock issuable upon exercise of Common Stock Purchase Warrants issued in the Company's IPO Offering and conversion of the Company's Convertible Notes, and up to 40,000 Common Stock Purchase Warrants. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

     The following replaces the entire Section in the Prospectus set forth under the caption "Selling Stockholders." The new Section corrects certain summary information regarding the components of the stock sale and reflects the transfer of the Warrants by Kensington Securities, Inc., the underwriter in the Company's IPO Offering, to certain Selling Stockholders listed below as well as the sale of certain Warrants to certain Selling Stockholders.

                              SELLING STOCKHOLDERS

     This Prospectus covers the sale of an aggregate of 1,152,632 shares of Common Stock comprised of (i) 620,000 shares upon exercise of Common Stock Purchase Warrants ("Purchase Warrants") and (ii) 532,632 shares upon conversion of subordinated convertible notes ("Convertible Notes") together with 40,000 Common Stock Purchase Warrants (the "Warrants"), each entitling the holder to purchase one share of Common Stock at $7.50 per share at any time until April 24, 2001. The securities are held by certain selling stockholders (the "Selling Stockholders").

     An aggregate of 460,000 of the Purchase Warrants are estimated by the Company to be held by over 100 beneficial Purchase Warrantholders who acquired the securities in the Company's IPO Offering or in the aftermarket and are not listed below. Set forth below is the name of all other Selling Stockholders (none of whom are officers, directors or principal stockholders of the Company), the number of Purchase Warrants, Warrants, Convertible Notes and underlying shares of Common Stock owned by each Selling Stockholder as of this date, the number of shares of Common Stock and Warrants which may be offered by the Selling Stockholders pursuant to this Prospectus, and the number of underlying shares of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all underlying shares are sold. All securities are owned beneficially and of record. The address of each Selling Stockholder is in care of the Company at 4205 North 7th Avenue, Suite 300, Phoenix, Arizona 85013. Following exercise of the Warrants or conversion of the Convertible Notes, the Common Stock listed below may be offered for sale by the Selling Stockholders from time to time in open market transactions at prevailing market prices and at customary commission rates. See "Plan of Distribution."


                                    Number of                                             Number of Securities
       Name of                  Securities Owned              Number of Securities            Owned After
  Selling Stockholder          Prior to the Offering             Being Offered                the Offering
  -------------------          ---------------------          --------------------        --------------------
Robert Wyatt                  1,142 Warrants and 4,568      4,568 Shares Underlying               -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Financial Freedom Fund        715 Warrants and 2,860        2,860 Shares Underlying               -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Earl and Ruth Miller          1,428 Warrants and 5,712      5,712 Shares Underlying               -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Morganbrook Securities        1,430 Warrants and 5,720      5,720 Shares Underlying               -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Steve Harrington              700 Warrants and 2,800        2,800 Shares Underlying               -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants





                                     Number of                                            Number of Securities
        Name of                  Securities Owned            Number of Securities             Owned After
  Selling Stockholder          Prior to the Offering             Being Offered               the Offering
  -------------------          ---------------------         --------------------         --------------------

The Investment Company        700 Warrants and 2,800        2,800 Shares Underlying                -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Randy Story                   11,525 Warrants and           46,100 Shares                          -0-
                              46,100 Shares underlying      Underlying the Purchase
                              the Purchase Warrants         Warrants
William Zeller                12,384 Warrants and           49,536 Shares                          -0-
                              49,536 Shares underlying      Underlying the Purchase
                              the Purchase Warrants         Warrants
Anthony Pzrechera             800 Warrants and 3,200        3,200 Shares Underlying                -0-
                              Shares underlying the         the Purchase Warrants
                              Purchase Warrants
Kirk Wyatt                    5,568 Warrants and            22,272 Shares                          -0-
                              22,272 Shares underlying      Underlying the Purchase
                              the Purchase Warrants         Warrants
Howard Davis                  3,608 Warrants and            14,432 Shares                          -0-
                              14,432 Shares underlying      Underlying the Purchase
                              the Purchase Warrants         Warrants
Myron Ace                     52,632 Shares Upon                       52,632                      -0-
                              Conversion of
                              Convertible Note
Eric Butlein                  21,053 Shares Upon                       21,053                      -0-
                              Conversion of
                              Convertible Note
Donald Bullerdick             13,158 Shares Upon                       13,158                      -0-
                              Conversion of
                              Convertible Note
Paul J. Creamer               52,632 Shares Upon                       52,632                      -0-
                              Conversion of
                              Convertible Note
Nancy J. and Julie            21,053 Shares Upon                       21,053                      -0-
Dhonau                        Conversion of
                              Convertible Note
Harmon  Burns IRA-RQ          78,947 Shares Upon                       78,947                      -0-
                              Conversion of
                              Convertible Note


                                                         2





                                   Number of                                          Number of Securities
      Name of                   Securities Owned            Number of Securities          Owned After
  Selling Stockholder         Prior to the Offering             Being Offered             the Offering
  -------------------         ---------------------         --------------------      --------------------

Jerry Friedman                52,632 Shares Upon                   52,632                     -0-
                              Conversion of
                              Convertible Note
Harvey and July Kleiner       13,158 Shares Upon                   13,158                     -0-
                              Conversion of
                              Convertible Note
Ronald J. Likas               31,579 Shares Upon                   31,579                     -0-
                              Conversion of
                              Convertible Note
Theodore M. Luntz             21,053 Shares Upon                   21,053                     -0-
                              Conversion of
                              Convertible Note
Polaris Holdings, Ltd.        80,000 Shares Upon                   80,000                     -0-
                              Conversion of
                              Convertible Note
Adam Schewitz Trust           5,263 Shares Upon                     5,263                     -0-
                              Conversion of
                              Convertible Note
Max Schewitz Trust            5,263 Shares Upon                     5,263                     -0-
                              Conversion of
                              Convertible Note
L&D&S Schewitz Trust          15,789 Shares Upon                   15,789                     -0-
                              Conversion of
                              Convertible Note
Sarah Schewitz Trust          5,263 Shares Upon                     5,263                     -0-
                              Conversion of
                              Convertible Note
Donald Wall                   10,526 Shares Upon                   10,526                     -0-
                              Conversion of
                              Convertible Note
Zippo Manufacturing,          52,632 Shares Upon                   52,632                     -0-
Zahara, Inc.                  Conversion of
                              Convertible Note


     The date of this Prospectus Supplement is September 22, 1998.


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